Exhibit 10.1

Execution Version

CONTRIBUTION

AGREEMENT

by and among

DOMINION MIDSTREAM PARTNERS, LP

COVE POINT GP HOLDING COMPANY, LLC

DOMINION MLP HOLDING COMPANY, LLC

DOMINION COVE POINT LNG, LP

DOMINION COVE POINT, INC.

DOMINION GAS PROJECTS COMPANY, LLC

and

DOMINION MIDSTREAM GP, LLC

Dated as of October 10, 2014

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of October 10, 2014 (this “Agreement”), is by and among Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Dominion Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Cove Point GP Holding Company, LLC, a Delaware limited liability company (“CP Holdings”), Dominion MLP Holding Company, LLC, a Delaware limited liability company (“MLP HoldCo”), Dominion Cove Point LNG, LP, a Delaware limited partnership (“Cove Point”), Dominion Cove Point, Inc., a Virginia corporation (“DCPI”) and Dominion Gas Projects Company, LLC, a Delaware limited liability company (“DGPC”). The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, DCPI has formed MLP HoldCo pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), for the purpose of holding certain limited partner interests in the Partnership, as well as engaging in any other business activity that lawfully may be conducted by a limited liability company organized under the Delaware LLC Act.

WHEREAS, the General Partner and MLP HoldCo have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”), for the purpose of holding certain limited liability company interests in CP Holdings, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.

WHEREAS, the Partnership has formed CP Holdings pursuant to the Delaware LLC Act for the purpose of holding certain partnership interests in Cove Point, as well as engaging in any other business activity that lawfully may be conducted by a limited liability company organized under the Delaware LLC Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recitals, the following actions have been taken in the following order prior to the date hereof:

1. DCPI formed MLP HoldCo under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in MLP HoldCo;

2. MLP HoldCo and the General Partner formed the Partnership under the terms of the Delaware Partnership Act and MLP HoldCo contributed $1,000 in exchange for a 100% limited partner interest in the Partnership (the “Initial LP Interest”) and the General Partner was issued a non-economic general partner interest in the Partnership;

3. The Partnership formed CP Holdings under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in CP Holdings.

WHEREAS, concurrently with the Closing, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Additional Preferred Interest” means the number of Preferred LP Interests to be issued to DGPC pursuant to the Second A&R Cove Point LP Agreement and determined pursuant to the formula set forth on Exhibit C.

“Closing” means the closing of the Offering.

“Closing Date” means the date of closing of the Offering.

“Common LP Interest” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Contributed Interests” has the meaning given such term in Section 2.2.

“CP Holdings Preferred LP Interest” means the number of Preferred LP Interests to be issued to CP Holdings in exchange for its contribution of the net proceeds from the Offering to Cove Point pursuant to Section 2.10(b) and determined pursuant to the formula set forth on Exhibit C.

“Second A&R Cove Point LP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP, substantially in the form attached hereto as Exhibit A.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Deferred Issuance and Distribution” has the meaning assigned to it in the Partnership Agreement.

“Effective Time” means 8:00 a.m. Eastern Time on the Closing Date.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, other than Option Units.

“GP Interest” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Initial Preferred Interests” means the number of Preferred LP Interests to be issued to the General Partner pursuant to the Second A&R Cove Point LP Agreement and determined pursuant to the formula set forth on Exhibit C.

“Offering” means the initial public offering of the Partnership’s Common Units.

“Option Units” means the Common Units that the Partnership will agree to issue upon an exercise of the Over-Allotment Option.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of March 11, 2014.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the Registration Statement.

“Preferred LP Interests” has the meaning set forth in the Second A&R Cove Point LP Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the United States Securities and Exchange Commission (Registration No. 333-194864), as amended.

“Subordinated Units” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership, the underwriters named in the Registration Statement, and certain other parties named therein.

ARTICLE II

TRANSFERS, CONTRIBUTIONS, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time:

Section 2.1 Recapitalization of Interests in Cove Point. The General Partner and DGPC shall enter into the Second A&R Cove Point LP Agreement to provide for, inter alia, (a) the creation of the Preferred LP Interests and the Common LP Interests and (b) the conversion of

(i) the general partner interest in Cove Point held by the General Partner into (1) the GP Interest and (2) the Initial Preferred Interests and (ii) the limited partner interest in Cove Point held by DGPC into (1) the Additional Preferred Interests and (2) the Common LP Interest.

Section 2.2 Distribution of Interests in Cove Point. The General Partner shall distribute the GP Interest and the Initial Preferred Interest, and DGPC shall distribute the Additional Preferred Interest, to DCPI, for its own use, forever (collectively with the GP Interest and the Initial Preferred Interest, the “Contributed Interests”), and DCPI shall accept such distribution.

Section 2.3 First Contribution of Interests in Cove Point. DCPI shall contribute the Contributed Interests to MLP Holdco for its own use, forever, and MLP HoldCo shall accept such contribution.

Section 2.4 Execution of the Partnership Agreement. The General Partner and MLP HoldCo shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and MLP HoldCo may agree.

Section 2.5 Execution of Registration Rights Agreement. The Partnership and MLP HoldCo shall execute a registration rights agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Partnership shall agree to register with the Securities & Exchange Commission certain equity interests in the Partnership in accordance with the terms provided therein.

Section 2.6 Underwriter Cash Contribution. The Parties acknowledge that, in connection with the Offering, the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

Section 2.7 Second Contribution of Cove Point Interests. MLP Holdco shall grant, contribute, bargain, convey, assign, transfer, set over and deliver to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Contributed Interests in exchange for (a) 11,847,789 Common Units and 31,972,789 Subordinated Units (collectively, the “Sponsor Units”), provided, that, any decrease in the number of Firm Units issued by the Partnership in the Offering shall result in an increase to the number of Sponsor Units issued to MLP HoldCo pursuant to this Section 2.7 by a number of Common Units equal to 115% of such decrease and any increase in the number of Firm Units issued by the Partnership in the Offering shall result in a decrease to the number of Sponsor Units issued to MLP HoldCo pursuant to this Section 2.7 by a number of Common Units equal to 115% of such increase, (b) the issuance to the General Partner of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, and (c) the right to receive the Deferred Issuance and Distribution, and the Partnership shall accept such grant, contribution, bargain, conveyance, assignment, transfer, set over and delivery.

Section 2.8 Third Contribution of Cove Point Interests. The Partnership shall grant, contribute, bargain, convey, assign, transfer, set over and deliver to CP Holdings, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Contributed Interests contributed to the Partnership pursuant to Section 2.7 and CP Holdings shall accept such grant, contribution, bargain, conveyance, assignment, transfer, set over and delivery.

Section 2.9 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge the Partnership will retain a portion of the net proceeds of the offering in connection with the Closing, in order to pay transaction expenses in the amount of approximately $4.7 million, excluding underwriting discounts of 6.0% of the gross proceeds of the Offering but including a structuring fee of 0.5% of the gross proceeds of the Offering payable to two of the Underwriters (the “Structuring Fee”).

Section 2.10 Contribution of Offering Proceeds and Issuance of Preferred LP Interests.

(a) The Partnership shall contribute to CP Holdings the net proceeds from the Offering remaining after the application of Section 2.9.

(b) CP Holdings shall contribute the net proceeds received pursuant to Section 2.10(a) to Cove Point in exchange for the issuance by Cove Point to CP Holdings of the CP Holdings Preferred LP Interests.

Section 2.11 Redemption of the Initial LP Interest from MLP HoldCo and Return of Initial Capital Contribution. The Partnership shall redeem the Initial LP Interest held by MLP HoldCo and refund and distribute to MLP HoldCo the initial contribution, in the amount of $1,000 made by MLP HoldCo in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to MLP HoldCo a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to MLP Holdco an amount of cash equal to the net proceeds (after underwriting discounts) of each such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Section 5.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein; and, following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 5.2 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II, Article III or Article IV shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.5 Applicable Law; Forum, Venue and Jurisdiction.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b) Each of the Parties:

(i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware;

(ii) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;

(iii) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv) expressly waives any requirement for the posting of a bond by a Party bringing such claim, suit, action or proceeding; and

(v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such Party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 6.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

Section 6.8 Integration. THIS AGREEMENT AND THE INSTRUMENTS REFERENCED HEREIN SUPERSEDE ALL PREVIOUS UNDERSTANDINGS OR AGREEMENTS AMONG THE PARTIES, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT AND SUCH INSTRUMENTS. THIS AGREEMENT AND SUCH INSTRUMENTS CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO UNDERSTANDING, REPRESENTATION, PROMISE OR AGREEMENT, WHETHER ORAL OR WRITTEN, IS INTENDED TO BE OR SHALL BE INCLUDED IN OR FORM PART OF THIS AGREEMENT UNLESS IT IS CONTAINED IN A WRITTEN AMENDMENT HERETO EXECUTED BY THE PARTIES HERETO AFTER THE DATE OF THIS AGREEMENT.

Section 6.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

DOMINION MIDSTREAM PARTNERS, LP

By: Dominion Midstream GP, LLC, its general partner

By:	/s/ Paul D. Koonce
Name:	Paul D. Koonce
Title:	Executive Vice President

COVE POINT GP HOLDING COMPANY, LLC

By:	/s/ Carter M. Reid
Name:	Carter M. Reid
Title:	Secretary

DOMINION MLP HOLDING COMPANY, LLC

By:	/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President and General Counsel

DOMINION COVE POINT LNG, LP

By: Dominion Midstream GP, LLC, its general partner

By:	/s/ Paul D. Koonce
Name:	Paul D. Koonce
Title:	Executive Vice President

Signature Page to Contribution Agreement

DOMINION COVE POINT, INC.

By:	/s/ Mark O. Webb
Name:	Mark O. Webb
Title:	Vice President and General Counsel

DOMINION GAS PROJECTS COMPANY, LLC

By:	/s/ Carter M. Reid
Name:	Carter M. Reid
Title:	Secretary

DOMINION MIDSTREAM GP, LLC

By:	/s/ Paul D. Koonce
Name:	Paul D. Koonce
Title:	Executive Vice President

Signature Page to Contribution Agreement

EXHIBIT A

Form of

Second Amended and Restated Agreement of Limited Partnership of

Dominion Cove Point LNG, LP

(See attached)

Exhibit A

to Contribution Agreement

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DOMINION COVE POINT LNG, LP

Dated as of [—], 2014

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DOMINION COVE POINT LNG, LP

This Second Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP (the “Partnership”), dated as of [—], 2014 (the “Effective Date”), is by and between Dominion Midstream GP, LLC, a Delaware limited liability company (“Dominion Midstream”), and Dominion Gas Projects Company, LLC, a Delaware limited liability company (“Dominion Gas Projects”).

RECITALS

A. The Partnership was formed under the Delaware Act under the name “Cove Point LNG Company, L.P.” pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on October 28, 1993 and the execution of an Agreement of Limited Partnership dated as of that date;

B. The Partnership’s Agreement of Limited Partnership was amended and restated as of January 27, 1994 to, among other things, change the name of the Partnership to “Cove Point LNG Limited Partnership”;

C. On June 14, 2000, Williams Cove Point acquired, pursuant to a Purchase Agreement dated May 2, 2000 among Williams Gas Projects Company, L.L.C., Williams Cove Point LNG Company, L.L.C., CLNG Corporation, Columbia LNG Corporation and Columbia Atlantic Trading Corporation, the 1.0% general partner interest in the Partnership owned by CLNG Corporation, a Delaware corporation, and Williams Gas Projects acquired the 49.0% limited partner interest in the Partnership owned by Columbia LNG Corporation, a Delaware corporation, and the 50.0% limited partner interest in the Partnership owned by Columbia Atlantic Trading Company, a Delaware corporation and the Partnership’s Agreement of Limited Partnership was amended and restated on that date to reflect the foregoing;

D. On September 5, 2002, Dominion Cove Point, Inc. acquired, pursuant to a Purchase Agreement dated July 30, 2002, among Williams Cove Point, Inc. and Consolidated Natural Gas Company, the membership interests in Williams Cove Point LNG Company, L.L.C. and Williams Gas Projects Company, L.L.C. Also, on September 5, 2002, these two acquired entities changed their names to Dominion Cove Point LNG Company, LLC (“Dominion Cove Point”) and Dominion Gas Projects Company, LLC. On December 17, 2002, pursuant to an Amended and Restated Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware, the Partnership’s name was changed to Dominion Cove Point LNG, LP;

E. Dominion Cove Point and Dominion Gas Projects entered into an Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP as of December 17, 2002 (the “Existing Agreement”);

F. Dominion Cove Point changed its name to Dominion Midstream GP, LLC on March 11, 2014;

G. Dominion Midstream and Dominion Gas Projects wish to recapitalize the partnership interests in the Partnership by converting (ii) Dominion Midstream’s general partner interest into a noneconomic general partner interest (the “GP Interest”) and preferred limited partner interests (“Preferred LP Interests”) in the Partnership and (ii) Dominion Gas Projects’ limited partner interest into common limited partner interests (the “Common LP Interests”) and Preferred LP Interests, in each case with the rights and obligations set forth in this Agreement;

H. Pursuant to the Contribution Agreement (defined below) (i) Dominion Midstream will distribute the GP Interest and its Preferred LP Interests to Dominion Cove Point, Inc. (“DCPI”), and Dominion Gas Projects will distribute its Preferred LP Interests to DCPI (the “DCPI Distribution”), (ii) DCPI will contribute to Dominion MLP Holding Company, LLC, a Delaware limited liability company (“MLP Holding”), the GP Interest and Preferred LP Interests it receives in the DCPI Distribution (the “MLP Holding Contribution”); (iv) MLP Holding will contribute to Dominion Midstream Partners, LP, a Delaware limited partnership (“MLP”), the GP Interest and Preferred LP Interests it receives in the MLP Holding Contribution (the “MLP Contribution”), and (iv) MLP will contribute to Cove Point GP Holding Company, LLC, a Delaware limited liability company (“CP Holding”), the GP Interest and Preferred LP Interests it received in the MLP Contribution (the “CP Holding Contribution”);

I. As of the Effective Date, each of Dominion Midstream, Dominion Gas Projects, the Partnership, MLP Holding and CP Holding is a disregarded entity for U.S. federal income tax purposes;

J. For U.S. federal income tax purposes, the MLP Contribution will cause the Partnership to be treated as a partnership, the partners of which are MLP and DCPI;

K. MLP will contribute to CP Holding the net proceeds it receives from the initial public offering of its common units and CP Holding will contribute those proceeds to the Partnership in exchange for Preferred LP Interests;

L. It is the intent of the parties to this Agreement that the distribution reserve referred to in Section 6.3(b) hereof will be established by December 31, 2016; and

M. The Partners now wish to amend and restate the Existing Agreement to (i) effect the recapitalization of the existing partnership interests into the GP Interest, the Common LP Interests, and the Preferred LP Interests, (ii) convert the existing partnership interests of (x) Dominion Midstream to the GP Interest and Preferred LP Interests and (y) Dominion Gas Projects to Common LP Interests and Preferred LP Interests, (iii) acknowledge that, pursuant to the Contribution Agreement, transfers of the GP Interest and Preferred LP Interests will occur pursuant to the DCPI Distribution, MLP Holding Contribution, MLP Contribution and CP Holding Contribution, and (iv) make such other changes as are set forth in this Agreement.

Accordingly, the Partners agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Capitalized terms used but not defined elsewhere herein have the meanings assigned to them below:

“Adjusted Capital Account” means, with respect to any Partner, the balance in the Partner’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to the Capital Account any amounts which the Partner is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to the Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account and the definition of “Adjusted Capital Account Deficit” below are each intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in the Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Affiliate” of any Person means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.

“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any governmental authority and judgments, decrees, injunctions, writs or orders of like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment).

“Capital Account” means, with respect to any Partner, the Capital Account maintained for the Partner in accordance with the provisions of this definition of “Capital Account.” As of the Effective Date, and based on the Third Party Appraisal, the Capital Account balance of (i) Dominion Midstream is $[—], all of which is attributable to its Preferred LP Interests, and (ii) Dominion Gas Projects is $[—], $[—] of which is attributable to its Preferred LP Interests and $[—] of which is attributable to its Common LP Interests. Each Partner’s initial Capital Account will thereafter be adjusted in accordance with the following provisions:

(a) To each Partner’s Capital Account there will be credited (i) the Partner’s Capital Contributions, (ii) the Partner’s distributive share of Net Operating Income and any items in the nature of income or gain that are allocated to the Partner pursuant to Sections 5.3 or 5.4, and (iii) the amount of any Partnership liabilities assumed by the Partner or that are secured by any asset distributed to the Partner;

(b) To each Partner’s Capital Account there shall be debited (i) the amount of Cash and the Carrying Value of any Partnership asset distributed to the Partner pursuant to any provision of this Agreement, (ii) the Partner’s distributive share of Net Operating Losses and any items in the nature of deduction, expense, or loss that are allocated to the Partner pursuant to Sections 5.3 or 5.4, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or that are secured by any asset contributed by the Partner to the Partnership;

(c) In the event an Interest is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there will be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and will be interpreted and applied in a manner consistent with those Treasury Regulations. In the event the General Partner determines in good faith and on a commercially reasonable basis that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with those Treasury Regulations, the General Partner may make the modification; provided that the General Partner shall promptly give each other Partner written notice of the modification; and provided, further, that the modification shall be made only if and to the extent the modification does not have an adverse effect on the Preferred Limited Partners. The General Partner also shall, in good faith and on a commercially reasonable basis, (a) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications to the Capital Accounts in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

“Capital Contribution” means, with respect to any Partner, the amount of cash and the initial Carrying Value of any asset (other than cash) actually or deemed contributed to the Partnership by the Partner after the Effective Date.

“Carrying Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Carrying Value of any asset contributed by a Partner to the Partnership will be the gross fair market value of the asset as of the Effective Date and based on the Third Party Appraisal;

(b) The Carrying Value of each Partnership asset will be adjusted to equal its gross fair market value as determined by the Partners as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution, provided that no adjustment will be made to the Carrying Values of the Partnership’s assets in connection with any Capital Contribution made by a Common Limited Partner for the purpose of funding the construction of the Liquefaction Project; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of asset as consideration for an interest in the Partnership; (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (other than pursuant to Code Section 708(b)(1)(B)); (iv) the issuance of a Noncompensatory Option; or (v) any other event to the extent determined by the General Partner to be necessary to properly reflect the Carrying Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that in the event of the issuance of an Interest in the Partnership pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by the Partnership Interest differs from the consideration paid to acquire and exercise the Noncompensatory Option, the Carrying Value of each Partnership asset immediately after the issuance of the Partnership Interest shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership asset and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); and provided further, however, that adjustments pursuant to clause (i) and clause (ii) of this sentence (or clause (iv) of this sentence in the event of the issuance of a Noncompensatory Option to acquire a de minimis Interest in the Partnership) shall be made only if the General Partner reasonably determines that the adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. If any Noncompensatory Options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Partnership shall adjust the Carrying Values of its Properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c) The Carrying Value of any asset distributed to any Partner will be adjusted to equal the gross fair market value of the asset on the date of distribution as determined by the General Partner; and

(d) The Carrying Value of each Partnership asset will be increased (or decreased) to reflect any adjustments to the adjusted basis of the asset pursuant to Code Sections 734(b) (including pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (c) of the definition of “Gain” and “Loss”; provided, however, that Carrying Values will not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Carrying Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d), that Carrying Value will thereafter be adjusted by the Depreciation taken into account with respect to the asset, for purposes of computing Net Operating Income and Net Operating Loss.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any and all references to specific provisions of the Code are deemed to refer to any corresponding provisions of succeeding law.

“Commences Commercial Service” has the meaning set forth in the First Amended and Restated Agreement of Limited Partnership of Dominion Midstream Partners, LP.

“Common Limited Partner” means (i) Dominion Gas Projects (unless it has ceased to be a Common Limited Partner) and (ii) any Person who has become a Common Limited Partner pursuant to the terms of this Agreement and has not ceased to be a Common Limited Partner.

“Common LP Interests” has the meaning set forth in Recital G of this Agreement, and which Interests have the rights, powers, preferences and designations set forth herein.

“Contribution Agreement” means that certain Contribution Agreement dated as of October 10, 2014 by and among, MLP, CP Holding, MLP Holding, the Partnership, DCPI, Dominion Gas Projects and Dominion Midstream.

“CP Holding” has the meaning set forth in Recital H of this Agreement.

“CP Holding Contribution” has the meaning set forth in Recital H of this Agreement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq., as amended from time to time.

“DCPI” has the meaning set forth in Recital H of this Agreement.

“DCPI Distribution” has the meaning set forth in Recital H of this Agreement.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for the Fiscal Year as determined by the General Partner; provided that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year or other period, Depreciation for the Fiscal Year or other period shall equal to the amount of book basis recovered for the Fiscal Year or other period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2) and provided, further, that if the federal income tax depreciation, amortization or other cost recovery deduction for the Fiscal Year or other period is zero, Depreciation shall be determined with reference to the beginning Carrying Value using any reasonable method selected by the General Partner.

“Disposition” means the sale, exchange, extinguishment, cancellation, retirement, repayment, redemption, termination, lapse, transfer or other similar disposition of all or any portion of the Partnership’s assets, including with respect to any asset that is repaid, redeemed or otherwise retired in whole or in part in accordance with its terms, any payment of principal, other invested capital and capital appreciation with respect thereto; provided that “Disposition” shall not include any tax-free exchange under the Code.

“Dominion Cove Point” has the meaning set forth in Recital D of this Agreement.

“Dominion Gas Projects” has the meaning set forth in the introduction to this Agreement.

“Dominion Midstream” has the meaning set forth in the introduction to this Agreement.

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“Existing Agreement” has the meaning set forth in Recital E of this Agreement.

“Final Determination” means the final resolution: (a) by execution of Internal Revenue Service Form 870, 870-AD, 870-P, or 870-LP (or any successor forms thereto), except that a Form 870, 870-AD, 870-P, 870-LP or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of a taxing authority to assert a further deficiency shall not constitute a Final Determination; (b) by judgment which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or agreements having the same effect under the Tax laws of other jurisdictions; or (d) by any allowance or disallowance of a refund or credit in respect of an overpayment of Tax as set forth in Section 1313(a) of the Code or by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

“Fiscal Quarter” means (i) the period commencing on (and including) the Effective Date and ending on (and including) December 31, 2014, (ii) any subsequent three-month period commencing on (and including) any January 1, April 1, July 1, or October 1 and ending on (and including) the last day in March, June, September, and December, respectively, and (iii) in the case of the final Fiscal Quarter, the period commencing on (and including) the day after the last day of the prior Fiscal Quarter and ending on (and including) the date on which all assets of the partnership are distributed to the Partners pursuant to Section 9.2.

“Fiscal Year” means (i) the period commencing on the Effective Date and ending on December 31, 2014, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, and (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all assets of the partnership are distributed to the Partners pursuant to Section 9.2.

“Gain” and “Loss” mean, for each Fiscal Year, an amount equal to the Partnership’s items of taxable gain or loss from the Disposition of partnership assets for the Fiscal Year, determined in accordance with Code Section 703(a)(1) and including items required to be separately stated, with the following adjustments:

(a) in the event the Carrying Value of any Partnership asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Carrying Value,” the amount of the adjustment will be taken into account as gain (if the adjustment increases the Carrying Value of the Partnership asset) or loss (if the adjustment decreases the Carrying Value of the Partnership asset) from the Disposition of the asset;

(b) gain or loss resulting from any Disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Carrying Value of the asset disposed of, notwithstanding that the adjusted tax basis of the asset differs from its Carrying Value;

(c) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) (including pursuant to Treasury Regulations Section 1.734-2(b)(i)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Partner’s Interest in the Partnership, the amount of the adjustment will be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases the basis) from the Disposition of the asset; and

(d) the Gross Liability Value of each liability of the Partnership described in Treasury Regulations Section 1.752-7(b)(3)(i) will be adjusted at such times as are provided in this Agreement for an adjustment to the Carrying Values of the Partnership’s assets. The amount of any adjustment will be treated as an item of loss (if the adjustment increases the Gross Liability Value of the liability) or an item of gain (if the adjustment decreases the Gross Liability Value of the liability).

“General Partner” means (i) initially, Dominion Midstream and (ii) any Person who has become a substituted General Partner pursuant to the terms of this Agreement and has not ceased to be a General Partner. After consummation of the DCPI Distribution, MLP Holding Contribution, MLP Contribution and CP Holding Contribution, the General Partner will be CP Holding.

“GP Interest” has the meaning set forth in Recital G of this Agreement, and which Interest has the rights, powers, preferences and designations set forth herein.

“Gross Liability Value” means, with respect to any liability of the Partnership described in Treasury Regulations Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume the liability in an arm’s-length transaction.

“Initial Assets” means the assets of the Partnership placed in service as of the Effective Date and any capital expenditures incurred by the Partnership with respect to these assets.

“Interest” means, with respect to any Partner, the interest of the Partner in the Partnership at any particular time, including the rights and obligations of the Partner as provided in this Agreement and the Delaware Act.

“Limited Partner” means any Person who is a Preferred Limited Partner or a Common Limited Partner. “Limited Partners” mean all Preferred Limited Partners and Common Limited Partners.

“Limited Partner Interests” means the Common LP Interests and the Preferred LP Interests.

“Liquefaction Project” means the natural gas export/liquefaction facility currently under development by the Partnership.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in Section 9.1(b), the date on which the applicable time period during which the Partners have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“MLP” has the meaning set forth in Recital H of this Agreement.

“MLP Contribution” has the meaning set forth in Recital H of this Agreement.

“MLP Holding” has the meaning set forth in Recital H of this Agreement.

“MLP Holding Contribution” has the meaning set forth in Recital H of this Agreement.

“Modified Net Operating Income” means, for each Fiscal Year, an amount equal to the sum of (i) the Net Operating Income, if any, for the Fiscal Year plus (ii) the amount of interest expense of the Partnership included in the computation of the Net Operating Income.

“Net Operating Income” and “Net Operating Loss” mean, for each Fiscal Year, an amount equal to the Partnership’s items of taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a)(1) and including items required to be separately stated, with the following adjustments:

(a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account as an item of Net Operating Income or Net Operating Loss pursuant to this definition will be added to taxable income or loss;

(b) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1 .704-1(b)(2)(iv)(i), and not otherwise taken into account as an item of Net Operating Income or Net Operating Loss pursuant to this definition, will be subtracted from taxable income or loss;

(c) taxable gain or loss resulting from any Disposition of a Partnership asset will not be taken into account in determining Net Operating Income or Net Operating Loss;

(d) depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss will not be taken into account in determining Net Operating Income or Net Operating Loss; and

(e) any items allocated pursuant to Section 5.3 or 5.4 will not be considered in determining Net Operating Income and Net Operating Loss.

“Net Termination Gain” means for any Fiscal Year, the sum, if positive, of (a) all Net Operating Income or Net Operating Loss recognized by the Partnership after the Liquidation Date and (b) any Gain or Loss recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, taken as a whole, in a single transaction or a series of related transaction; provided, however, that the items included in the determination of Net Termination Gain shall not include any Regulatory Allocations and items of income, gain or loss specially allocated pursuant to Section 5.4.

“Net Termination Loss” means for any Fiscal Year, the sum, if negative, of (a) all Net Operating Income or Net Operating Loss recognized by the Partnership after the Liquidation Date and (b) any Gain or Loss recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, taken as a whole, in a single transaction or a series of related transaction; provided, however, that the items included in the determination of Net Termination Loss shall not include any Regulatory Allocations and items of income, gain or loss specially allocated pursuant to Section 5.4.

“Newly Acquired Assets” means the assets of the Partnership other than the Initial Assets.

“Noncompensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b).

“Partner” any Person who is a General Partner or a Limited Partner. “Partners” mean the General Partner and the Limited Partners

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i).

“Partnership” means Dominion Cove Point LNG, LP, as the partnership may from time to time be constituted.

“Partnership Expenses” has the meaning set forth in Section 3.3.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(d).

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“Preferred Limited Partner” means (i) initially, Dominion Midstream and Dominion Gas

Projects and (ii) thereafter, any Person who has become a Preferred Limited Partner pursuant to the terms of this Agreement and has not ceased to be a Preferred Limited Partner. After consummation of the DCPI Distribution, MLP Holding Contribution, MLP Contribution and CP Holding Contribution, the Preferred Limited Partner will be CP Holding.

“Preferred LP Interests” has the meaning set forth in Recital G of this Agreement, and which Interests have the rights, powers, preferences and designations set forth herein.

“Preferred Return” means, with respect to any Preferred Limited Partner, the return that will accrue during each Fiscal Quarter or portion thereof (computed using the actual number of days elapsed over a 360-day year) on the amount of the Preferred Limited Partner’s Preferred Return Capital during the Fiscal Quarter, at a rate per annum equal to [—]%; provided that the Preferred Return shall be zero with respect to any Fiscal Quarter for which the General Partner determines pursuant to Section 6.1 that no distribution of Preferred Return will be made by the Partnership with respect to that Fiscal Quarter; and provided, further, that the amount of the Preferred Return for any Fiscal Quarter will not exceed the amount that may be distributed with respect to the Fiscal Quarter pursuant to the proviso set forth in Section 6.1(a).

“Preferred Return Capital” means, with respect to any Preferred Limited Partner, an amount equal to the product of (i) the number of Preferred LP Interests held by the Preferred Limited Partner times (ii) $1.00.

“Pro Rata” means (a) when modifying Preferred LP Interests, apportioned equally among all Preferred LP Interests, and (b) when modifying Common LP Interests, apportioned equally among all Common LP Interests.

“Sharing Ratio” means, as of the Effective Date and based on the value of the Partnership assets determined in the Third Party Appraisal, (i) with respect to the Initial Assets, [—]% to the Preferred LP Interests as a class, and [—]% to the Common LP Interests as a class, and (ii) with respect to the Newly Acquired Assets, [—]% to the Preferred LP Interests as a class, and [—]% to the Common LP Interests as a class; provided, that, in the event there is a Final Determination with respect to the initial Carrying Value of the Partnership assets that differs from the value of such assets as determined in the Third Party Appraisal, the Sharing Ratios shall be redetermined at such time to provide the holders of the Preferred LP Interests a cumulative amount of Depreciation for (i) the Fiscal Year in which the Final Determination Date occurs and all subsequent Fiscal Years and (ii) if the Final Determination occurs on or before the date (not including any extension of time prescribed by Applicable Law) for the filing of the Partnership’s federal income tax return for the Fiscal Year immediately prior to the Fiscal Year in which the Final Determination Date occurs, such prior Fiscal Year, equal to (a) the expected cumulative amount of Depreciation to be allocated to the holders of the Preferred LP Interests as set forth in Schedule A, less (b) the cumulative amount of Depreciation previously allocated to the holders of the Preferred LP Interests for all prior Fiscal Years (taking into account any adjustment as a result of such Final Determination).

“Tax Matters Partner” has the meaning set forth in Section 3.8(b).

“Third Party Appraisal” means the appraisal of the assets of the Partnership dated as of October 1, 2014 performed by Duff & Phelps, LLC, an independent, third-party appraiser.

“Treasury Regulation” means the applicable Income Tax Regulations, including Temporary Regulations, promulgated under the Code. Any and all references herein to a specific provision of a Treasury Regulation shall be deemed to refer to any corresponding successor provision.

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation or other disposition of all or any portion of an Interest to another Person. When used as a verb, the term “Transfer” shall have a correlative meaning.

“U.S. GAAP” means accounting principles generally accepted in the United States.

ARTICLE II

GENERAL PROVISIONS

2.1. Continuation. The Partners hereby continue the Partnership as a limited partnership under and pursuant to the provisions of the Delaware Act.

2.2. Partnership Name. The name of the Partnership is Dominion Cove Point LNG, LP. The General Partner may from time to time change the name of the Partnership and adopt one or more fictitious names for use by the Partnership. The words “Limited Partnership,” “LP” or similar words or letters will be included in the Partnership’s name when necessary for the purposes of complying with the laws of any jurisdiction that so requires.

2.3. Office: Registered Agent.

(a) The Partnership will maintain a registered office in Delaware at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Partnership’s registered agent in Delaware at that address is The Corporation Trust Company. Such office and the agent may be changed from time to time by the General Partner.

(b) The current business address of the Partnership is 120 Tredegar Street, Richmond, Virginia 23219. The business address of the Partnership may be changed by the General Partner from time to time in its sole discretion. The General Partner shall give notice to the other Partners of any such change.

2.4. Term. The Partnership commenced on the date the Certificate of Limited Partnership was filed and shall continue in existence until an election by the General Partner to dissolve the Partnership.

2.5. Purpose of the Partnership. The purpose and business of the Partnership will be any business which lawfully may be conducted by a limited partnership formed pursuant to the Delaware Act, including primarily, but without limitation, to own, maintain, operate, improve and dispose of the Initial Assets, to pursue, finance, develop, construct, own, operate, and dispose of the Newly Acquired Assets and to do the same with respect to any additional facilities, and to conduct any other lawful business (together with such incidental and other activities related to or arising from the foregoing) as the General Partner, from time to time, deems necessary or appropriate to promote and maintain the assets and businesses of the Partnership, subject to Applicable Law.

ARTICLE III

MANAGEMENT AND OPERATIONS OF THE PARTNERSHIP

3.1. Management Generally. Subject to any limitation set forth herein, the management and control of the Partnership is vested exclusively in the General Partner. The Limited Partners will have no part in the management or control of the Partnership and will have no authority or right to act on behalf of the Partnership in connection with any matter.

3.2. Authority of the General Partner. The General Partner will have all rights and powers that may be possessed by a general partner under the Delaware Act.

3.3. Approval Required for Certain Action. The General Partner shall not cause the Partnership to, and the Partnership shall not, take any of the following actions without the approval or consent of all Limited Partners (which consent may be made categorically or by policy):

(a) effecting any merger or consolidation involving the Partnership;

(b) effecting any sale or exchange of all or substantially all of Partnership’s assets;

(c) dissolving or liquidating the Partnership;

(d) creating or causing to exist any consensual restriction on the ability of the Partnership or its subsidiaries to make distributions, pay any indebtedness, make loans or advances or transfer assets to its Limited Partners or their subsidiaries;

(e) settling or compromising any claim, dispute or litigation directly against, or otherwise relating to indemnification by the Partnership of, any of the directors or officers of the General Partner; or

(f) issuing additional Interests.

3.4. Expenses. Except as otherwise provided in this Agreement or any agreement for the operation or management of the Partnership’s property, the Partnership shall be responsible for and shall pay all Partnership Expenses out of funds of the Partnership determined by the General Partner to be available for that purpose. As used herein, the term “Partnership Expenses” means all expenses or obligations of the Partnership or otherwise incurred by the General Partner in connection with the exercise of its rights or powers or performance of its obligations under this Agreement, including without limitation:

(a) all costs and expenses related to conducting the business of the Partnership;

(b) all administrative expenses of the Partnership, including the maintenance of books and records of the Partnership, the preparation and dispatch to the Partners of financial reports, tax returns and notices required pursuant to this Agreement and the holding of meetings of the Partners (or their representatives);

(c) all expenses incurred in connection with the registration, qualification or exemption of the Partnership under any applicable federal, state, local or foreign law;

(d) all expenses incurred in connection with any indebtedness or guarantees of the Partnership or any proposed or definitive credit facility or other credit arrangement (including any line of credit, loan commitment or letter of credit for the Partnership or related to any Partnership assets);

(e) all compensation and employee benefits of officers and employees of the Partnership;

(f) all expenses incurred in connection with any litigation involving the Partnership (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

(g) all expenses for indemnity or contribution payable by the Partnership to any Person, whether payable under Article VIII or otherwise;

(h) all expenses incurred in connection with the collection of amounts due to the Partnership from any Person;

(i) all expenses incurred in connection with the preparation of amendments to this Agreement and the admission of additional partners; and

(j) all expenses incurred in connection with the dissolution and liquidation of the Partnership.

3.5. Transactions with Affiliates. The General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property, securities, options or other assets from, sell property, securities, options or other assets to, borrow funds from, or otherwise deal with, or retain the services of, any Partner (acting other than in its capacity as a Partner of the Partnership) or any Affiliate of the Partner.

3.6. Books and Records: Accounting.

(a) The General Partner shall keep or cause to be kept at the Partnership’s principal business address (or at such other place as the General Partner shall determine) full and accurate books and records of the Partnership. Such books and records shall be available for inspection and copying at reasonable times during business hours by any Partner or its duly authorized agent or representative for a purpose reasonably related to its interest as a Partner.

(b) In addition to the books and records maintained for tax purposes, the Partnership shall keep books of account in accordance with U.S. GAAP.

3.7. Removal. The General Partner may be removed or replaced only with the written consent of Limited Partners holding a majority of the Common LP Interests and Preferred LP Interests.

3.8. Partnership Tax Returns.

(a) The General Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership. The General Partner may, in its discretion, make, or refrain from making, any federal, state or local income or other tax elections for the Partnership that it deems necessary or advisable; provided that the General Partner shall make an election under Section 754 of the Code with the tax return for its first Fiscal Year.

(b) The General Partner is hereby designated as the Partnership’s “Tax Matters Partner” under Code Section 6231(a)(7) and shall have all of the powers and responsibilities of the position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps the Tax Matters Partner, in its discretion, deems necessary or desirable to perfect the designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be Partnership Expenses.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CLASSES OF INTERESTS

4.1. Generally. Except as expressly provided in this Agreement or the Contribution Agreement, or with the prior written consent of all of the Partners, no Partner shall be required to make Capital Contributions to the Partnership.

4.2. Classes of Interests. Simultaneously with the execution of this Agreement and notwithstanding anything to the contrary in the Existing Agreement, (i) the Interests of the Partnership will hereafter consist of the GP Interest, which is a noneconomic general partner interest, [—] Preferred LP Interests and [—] Common LP Interests, each having the rights, powers, preferences and designations set forth in this Agreement, (ii) Dominion Midstream’s general partner Interest in the Partnership is hereby converted to the GP Interest and [—] Preferred LP Interests, and (iii) Dominion Gas Projects’ limited partner Interest is hereby converted to [—] Preferred LP Interests and [—] Common LP Interests.

ARTICLE V

ALLOCATIONS

5.1. Net Operating Income.

After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Net Operating Income for any Fiscal Year will be allocated to the Partners in the following order and priority:

(a) First, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the excess, if any, of (i) the cumulative Preferred Return distributed to the Preferred Limited Partner in respect of the Fiscal Year and all prior Fiscal Years, over (ii) the cumulative Net Operating Income allocated to the Preferred Limited Partner pursuant to this Section 5.1(a) for all prior Fiscal Years;

(b) Second, 100% to General Partner until the General Partner has been allocated an amount equal to the excess, if any, of (i) the absolute value of cumulative Net Operating Losses allocated to the General Partner pursuant to Section 5.2(c) for all prior Fiscal Years, over (ii) the cumulative Net Operating Income allocated to the General Partner pursuant to this Section 5.1(b) for all prior Fiscal Years;

(c) Third, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the excess, if any, of (i) the absolute value of cumulative Net Operating Losses allocated to the Preferred Limited Partner pursuant to Section 5.2(b) for all prior Fiscal Years, over (ii) the cumulative Net Operating Income allocated to the Preferred Limited Partner pursuant to this Section 5.1(c) for all prior Fiscal Years;

(d) Fourth, 100% to the holders of the Common LP Interests, Pro Rata, until each Common Limited Partner has been allocated an amount equal to the excess, if any, of (i) the absolute value of cumulative Net Operating Losses allocated to the Common Limited Partner pursuant to Section 5.2(a) for all prior Fiscal Years, over (ii) the cumulative Net Operating Income allocated to the Common Limited Partner pursuant to this Section 5.1(d) for all prior Fiscal Years;

(e) Fifth, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the product of (i) 3% times (ii) the excess, if any, of (x) the Modified Net Operating Income for the Fiscal Year over (y) $600,000,000.00; and

(f) Sixth, the balance, if any, 100% to the holders of the Common LP Interests, Pro Rata.

5.2. Net Operating Loss.

After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Net Operating Loss for any Fiscal Year will be allocated to the Partners in the following order and priority:

(a) First, 100% to the holders of the Common LP Interests, Pro Rata, until the Adjusted Capital Account of each Common Limited Partner is equal to zero;

(b) Second, 100% to the holders of the Preferred LP Interests, Pro Rata, until the Adjusted Capital Account of each Preferred Limited Partner is equal to zero; and

(c) Third, the balance, if any, to the General Partner.

5.3. Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner will be allocated items of Partnership income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to that Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), will be allocated items of Partnership income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to the Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(c) Qualified Income Offset. In the event that any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain will be allocated to the Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible; provided that an allocation pursuant to this Section 5.3(c) will be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(c) were not in this Agreement.

(d) Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Partner shall be allocated items of Partnership income and gain in the amount of the deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(d) will be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.3(c) and this Section 5.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year will be allocated [—]% to the holders of the Common LP Interests, Pro Rata, and [—]% to the holders of the Preferred LP Interests, Pro Rata.

(f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year will be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code Section 734(b) (including pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of the Partner’s interest in the Partnership, the amount of the adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis) and the gain or loss will be allocated to the Partners in proportion to their interests in the Partnership in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom the distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Depreciation. Depreciation will be allocated as follows:

(i) All items of Depreciation with respect to the Initial Assets will be allocated to the holders of the Common LP Interests and the holders of the Preferred LP Interests based on their respective Sharing Ratio, and the portion so allocated to the Common LP Interests will be allocated Pro Rata and the portion so allocated to the Preferred LP Interests will be allocated Pro Rata; and

(ii) All items of Depreciation with respect to the Newly Acquired Assets will be allocated to the holders of the Common LP Interests and the holders of the Preferred LP Interests based on their respective Sharing Ratio, and the portion so allocated to the Common LP Interests will be allocated Pro Rata, and the portion so allocated to the Preferred LP Interests will be allocated Pro Rata.

(i) Gains from Disposition of Initial Assets. Prior to the Liquidation Date, in the event that, in any Fiscal Year, the Partnership realizes, or is deemed to realize, Gain from the Disposition or adjustment to the Carrying Value of any Initial Asset, the Gain will be allocated as follows:

(i) First, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the excess, if any, of (i) the sum of (x) cumulative amount of Depreciation allocated to the Preferred Limited Partner pursuant to Section 5.3(h)(i) for the current and all prior Fiscal Years plus (y) the cumulative amount of Loss allocated to the Preferred Limited Partner pursuant to Section 5.3(k)(i) for the current and all prior Fiscal Years, over (ii) the cumulative amount of Gain, if any, allocated to the Preferred Limited Partner pursuant to this Section 5.3(i)(i) for all prior Fiscal Years; and

(ii) Second, 100% to the holders of the Common LP Interests, Pro Rata.

(j) Gains from Disposition of Newly Acquired Assets. Prior to the Liquidation Date, in the event that, in any Fiscal Year, the Partnership realizes, or is deemed to realize, Gain from the Disposition or adjustment to the Carrying Value of any Newly Acquired Asset, the Gain will be allocated as follows:

(i) First, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the excess, if any, of (i) the sum of (x) cumulative amount of Depreciation allocated to the Preferred Limited Partner pursuant to Section 5.3(h)(ii) for the current and all prior Fiscal Years plus (y) the cumulative amount of Loss allocated to the Preferred Limited Partner pursuant to Section 5.3(k)(ii) for the current and all prior Fiscal Years, over (ii) the cumulative amount of Gain, if any, allocated to the Preferred Limited Partner pursuant to this Section 5.3(j)(i) for all prior Fiscal Years; and

(ii) Second, 100% to the holders of the Common LP Interests, Pro Rata.

(k) Loss from Disposition of Partnership Assets. Prior to the Liquidation Date, Loss of the Partnership will be allocated as follows:

(i) In the event that, in any Fiscal Year, the Partnership realizes, or is deemed to realize, Loss from the Disposition or adjustment to the Carrying Value of any Initial Asset, the Loss will be allocated to the holders of the Common LP Interests and to holders of the Preferred LP Interests based on their respective Sharing Ratio, and the portion of Loss so allocated to the Common LP Interests will be allocated Pro Rata and the portion of Loss so allocated to the Preferred LP Interests will be allocated Pro Rata.

(ii) In the event that, in any Fiscal Year, the Partnership realizes, or is deemed to realize, Loss from the Disposition or adjustment to the Carrying Value of any Newly Acquired Asset, the Loss will be allocated to the holders of the Common LP Interests and the holders of the Preferred LP Interests based on their respective Sharing Ratio, and the portion of Loss so allocated to the Common LP Interests will be allocated Pro Rata and the portion of Loss so allocated to the Preferred LP Interests will be allocated Pro Rata.

(l) Net Termination Gains or Losses. After given effect to the Regulatory Allocations and the special allocations set forth in Section 5.4, Net Termination Gain or Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss) for any Fiscal Year shall be allocated pursuant to this Section 5.3(l).

(i) Net Termination Gain, including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Gain, shall be allocated:

(A) First, 100% to the holders of the Preferred LP Interests, Pro Rata, until each Preferred Limited Partner has been allocated an amount equal to the excess, if any, of (i) the sum of (x) cumulative amount of Depreciation allocated to the Preferred Limited Partner pursuant to Section 5.3(h) for the current and all prior Fiscal Years plus (y) the cumulative amount of Losses allocated to the Preferred Limited Partner pursuant to Section 5.3(k) for the current and all prior Fiscal Years plus (z) any Net Operating Loss allocated to the Preferred Limited Partner pursuant to Section 5.2, over (ii) the sum of (x) the cumulative amount of Gain, if any, allocated to the Preferred Limited Partner pursuant to Section 5.3(i) and Section 5.3(j) for all prior Fiscal Years plus (y) the cumulative amount of Net Operating Income allocated to the Preferred Limited Partner pursuant to Section 5.1(c) for all prior Fiscal Years; and

(B) Second, the balance, if any, 100% to the holders of the Common LP Interests, Pro Rata.

(ii) Net Termination Loss, including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Loss, shall be allocated:

(A) First, 100% to the holders of the Common LP Interests, Pro Rata, until the Adjusted Capital Account of each Common Limited Partner is equal to zero;

(B) Second, 100% to the holders of the Preferred LP Interests, Pro Rata, until the Adjusted Capital Account of each Preferred Limited Partner is equal to zero; and

(C) Third, the balance, if any, to the General Partner.

5.4. Regulatory Allocations. The allocations set forth in Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), 5.3(e), 5.3(f) and 5.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, the Regulatory Allocations will be offset either with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), special allocations of Partnership income, gain, loss, or deduction will be made so that, after the offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance the Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1, Section 5.2, and Section 5.3 (other than the Regulatory Allocations). In exercising its discretion under this Section 5.4, the General Partner will take into account future Regulatory Allocations under Sections 5.3(a) and 5.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.3(e) and 5.3(f).

5.5. Other Allocation Rules.

(a) Net Operating Income, Net Operating Loss, and any other items of income, gain, loss, or deduction will be allocated to the Partners pursuant to this Article V as of the last day of each Fiscal Year; provided that Net Operating Income, Net Operating Loss, and such other items shall also be allocated at such times as the Carrying Values of the Partnership’s assets are adjusted pursuant to subparagraph (b) of the definition of “Carrying Value” in Section 1.1.

(b) For purposes of determining the Net Operating Income, Net Operating Loss, or any other items allocable to any period, Net Operating Income, Net Operating Loss and any such other items will be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

5.6. Tax Allocations; Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any asset contributed to the capital of the Partnership will, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of the asset to the Partnership for federal income tax purposes and its initial Carrying Value (computed in accordance with the definition of “Carrying Value” in Section 1.1) using the “remedial allocation method” described in Treasury Regulations Section 1.704-3(d).

(b) In the event the Carrying Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Carrying Value, subsequent allocations of income, gain, loss, and deduction with respect to the asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder applying the “remedial allocation method” described in Treasury Regulations Section 1.704-3(d).

(c) Any elections or other decisions relating to allocations described in this Section 5.6 shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and will not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Operating Income, Net Operating Loss, other items, or distributions pursuant to any provision of this Agreement.

ARTICLE VI

DISTRIBUTIONS

6.1. Quarterly Distributions. Except as otherwise provided in Section 6.3 or Section 9.3, quarterly distributions by the Partnership of cash will be made within 45 days of the end of the Fiscal Quarter, unless otherwise determined by the General Partner. Any distributions of cash to the Limited Partners in respect of any Fiscal Quarter will be made as follows:

(a) First, to the holders of the Preferred LP Interests, Pro Rata, in an amount equal to the Preferred Return for the Fiscal Quarter; provided that any distribution made pursuant to this Section 6.1(a) may not exceed an amount equal to the excess, if any, of (i) the cumulative amount of Net Operating Income of the Partnership for the period beginning on the Effective Date and ending on the last day of the applicable Fiscal Quarter, over (ii) the cumulative amount of distributions made for all prior Fiscal Quarters pursuant to this Section 6.1(a) and Sections 6.1(b) and 6.2; and

(b) Second, to the holders of the Common LP Interests, Pro Rata, in such amount determined by the General Partner.

For purposes of clause (i) of Section 6.1(a), in the event Net Operating Income is being determined as of the end of any Fiscal Quarter that is not the last day of a Fiscal Year, the General Partner shall reasonably determine the amount of the Net Operating Income for the current Fiscal Year to date as if the last day of the Fiscal Quarter was the last day of the current Fiscal Year and in accordance with the definition of “Net Operating Income” set forth in Section 1.1.

6.2. Annual Distribution. Except as provided in Section 9.2, within 55 days after the end of each Fiscal Year, the General Partner shall cause the Partnership to distribute to the holders of the Preferred LP Interests, Pro Rata, an amount of cash equal to the amount of Net Operating Income allocated to the holders of the Preferred LP Interests pursuant to Section 5.1(e) for the Fiscal Year; provided that, in the event cash is insufficient in amount to distribute to the holders of the Preferred LP Interests the full amount to which they are entitled for any Fiscal Year pursuant to this Section 6.2, the General Partner shall cause future distributions of cash to be made to the holders of the Preferred LP Interests until any such shortfall has been eliminated prior to making any future distributions to the holders of the Common LP Interests pursuant to Section 6.1(b).

6.3. Limitation on Distributions.

(a) Notwithstanding anything in this Agreement to the contrary, the Partnership will make no distributions that are prohibited by the Delaware Act.

(b) Until the Liquefaction Project Commences Commercial Service, the Partnership shall not make a distribution to the holders of Common LP Interests until the Partnership has established a distribution reserve sufficient to pay the Preferred Return for two Fiscal Quarters.

ARTICLE VII

REPORTS TO PARTNERS

7.1. Reports.

(a) All reports provided to the Partners pursuant to this Section 7.1 will be prepared on such basis as the General Partner determines will appropriately reflect the operations and assets of the Partnership.

(b) Within 90 calendar days after the end of each Fiscal Year, the General Partner, at the expense of the Partnership, shall cause to be delivered to the Partners: (i) such information as is necessary (including a statement for the previous Fiscal Year of each Partner’s share of items of net income, net gains, net losses and other items of the Partnership and distributions of cash made) for the preparation by the Partners of their federal, state and local income and other tax returns and (ii) a copy of all income tax and information returns to be filed by the Partnership for the preceding Fiscal Year.

(c) Within 120 calendar days after the end of each Fiscal Year, the General Partner shall cause to be delivered to the Partners unaudited financial statements of the Partnership for the fiscal year, prepared at the expense of the Partnership, which unaudited financial statements shall set forth, as of the end of and for the Fiscal Year: (i) a profit and loss statement and a balance sheet of the Partnership, (ii) the balance in the Capital Account of each Partner, and (iii) such other information as, in the judgment of the General Partner, is reasonably necessary for the Partners to be advised of the financial status and results of operations of the Partnership.

ARTICLE VIII

EXCULPATION AND INDEMNIFICATION

8.1. Exculpation and Indemnification.

(a) The General Partner will not be liable to the Partnership or to any other Partner for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it arising out of or in connection with this Agreement or the Partnership’s business or affairs, except for any such loss, claim, damage or liability to the extent caused by the General Partner’s gross negligence or willful misconduct.

(b) The Partnership shall, to the fullest extent permitted by Applicable Law, indemnify, defend and hold harmless the General Partner against any losses, claims, damages or liabilities to which the General Partner may become subject in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, except for any such loss, claim, damage or liability to the extent caused by the General Partner’s gross negligence or willful misconduct. Subject to Section 3.4(g), if the General Partner becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs, the Partnership shall reimburse the General Partner for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that the General Partner shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it is ultimately determined that the General Partner was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation. If for any reason (other than the gross negligence or willful misconduct of the General Partner) the foregoing indemnification is unavailable to the General Partner, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by the General Partner as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the General Partner on the other hand or, if such allocation is not permitted by Applicable Law, to reflect not only the relative benefits referred to above but also any other relative equitable considerations.

(c) Each Partner covenants for itself and its successors and assigns that such Person will, at any time prior to or after dissolution of the Partnership, on demand, whether before or after such Person’s withdrawal from the Partnership, pay to the Partnership or the General Partner any amount that the Partnership or the General Partner, as the case may be, pays in respect of taxes (including withholding taxes) imposed upon income of or distributions to such Partner. Any such payment shall not increase the Capital Account of such Partner.

(d) Notwithstanding anything else contained in this Agreement, the obligations of the Partnership or any Partner under Sections 8.1 (b) and (c) will:

(i) be in addition to any liability that the Partnership or any Partner may otherwise have; and

(ii) inure to the benefit of Affiliates of the General Partner and the directors, officers, employees and agents of the General Partner and its Affiliates and any successors, assigns, heirs and personal representatives of such Persons.

ARTICLE IX

DISSOLUTION OF THE PARTNERSHIP

9.1. Dissolution. Subject to the Delaware Act and other Applicable Law, the Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of:

(a) an election to dissolve the Partnership by the General Partner that is approved by the 100% of the Limited Partners;

(b) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

(c) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act; or

(d) an event of withdrawal, except for the resignation, of a General Partner (within the meaning of the Delaware Act), including the bankruptcy of a General Partner, unless (i) at the time there is at least one other general partner of the Partnership and all of the remaining Partners agree to continue the business of the Partnership or (ii) within 90 calendar days after the event of withdrawal, the Partners agree in writing to continue the business of the Partnership and, pursuant to Section 3.7 of this Agreement, to the appointment, effective as of the date of the event of withdrawal, of a new general partner;

(e) the sale, condemnation or disposition of all or substantially all of the Partnership’s assets and the receipt of all consideration therefor; or

(f) the resignation of all General Partners unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement.

9.2. Winding Up of Partnership. Upon dissolution, the Partnership’s business will be wound up in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement. If no General Partner remains, the Limited Partners holding more than 50% of the Capital Accounts may approve one or more Persons to act as the liquidator in carrying out the liquidation. Subject to the Delaware Act and Section 9.3, the liquidator shall dispose of or distribute all Partnership assets to the Partners as soon as reasonably practicable after dissolution.

9.3. Distributions upon Dissolution of the Partnership.

(a) Upon dissolution of the Partnership, the liquidator shall determine which assets of the Partnership will be disposed of and which assets of the Partnership will be retained for distribution in kind to the Partners. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Partnership in any manner that the liquidator determines to be in the best interest of the Partners. Subject to the Delaware Act, after all liabilities contingent or otherwise of the Partnership (including any liabilities to Partners) have been satisfied or duly provided for (as determined by the liquidator in its discretion), the remaining assets of the Partnership will be distributed to the Partners in accordance with their positive Capital Account balances after giving effect to all contributions, distributions and allocations for all periods.

(b) Except as otherwise provided in this Agreement, (i) each Limited Partner will look solely to the assets of the Partnership for the return of its Capital Contributions and will have no right or power to demand or receive property other than cash from the Partnership and (ii) no Limited Partner will have priority over any other Limited Partner as to the return of its Capital Contributions.

(c) No Partner will be obligated to contribute to the Partnership or to any other Partner any deficit or negative balance that may exist from time to time in the Partner’s Capital Account.

ARTICLE X

TRANSFERABILITY OF PARTNERS’ INTERESTS

10.1. Transferability of General Partner’s Interests. Except as provided in Section 10.3, and notwithstanding anything else contained herein, the General Partner may, at any time or from time to time without the consent or approval of the Limited Partners, Transfer all or any portion of its Interest to any Person. The General Partner will not cease to be a general partner of the Partnership solely as a result of its pledge of all or any portion of its Interest.

10.2. Transferability of Limited Partners’ Interests. Except as provided in Section 10.3, no Limited Partner may Transfer all or any portion of its Interest (other than Transfers of interests in the Limited Partner as permitted by its constituent documents), without the prior consent of the General Partner, which consent may be given or withheld by the General Partner in its sole discretion.

10.3. Admission of New Partners. In connection with any Transfer permitted hereunder or the issuance of Interests to a Person who was not a Partner before the issuance, the General Partner may admit a transferee or Person acquiring such Interests as a general partner or limited partner of the Partnership without further action by any other Partner or any other Person, and any such transferee or Person acquiring such Interests will be deemed admitted to the Partnership as a general partner or limited partner of the Partnership immediately prior to the Transfer, and the business of the Partnership shall continue thereafter without dissolution.

10.4. Conditions to Transfer.

(a) No Transfer contemplated by this Article IX will be effected if the Transfer would jeopardize the status of the Partnership as a partnership for federal income tax purposes.

(b) Notwithstanding anything else contained herein, no Partner will Transfer its Interest in violation of the registration requirements of the Securities Act of 1933, as amended.

ARTICLE XI

MISCELLANEOUS

11.1. Amendments. This Agreement may be amended only with the approval of all of the Partners.

11.2. Third-Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person will have any right, interest or claim hereunder or be entitled to any benefit under or on account of this Agreement as a third-party beneficiary or otherwise.

11.3. Successors. This Agreement will be binding as to the executors, administrators, estates, heirs, legal successors and permitted assigns of the Partners.

11.4. Governing Law: Severability. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement will be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it is determined by a court of competent jurisdiction that a term or provision of this Agreement is invalid or unenforceable under the Delaware Act or other Applicable Law, that invalidity or unenforceability will not invalidate the entire Agreement. In that case, this Agreement will be construed so as to limit any such term or provision so as to make it enforceable or valid within the requirements of Applicable Law, and, in the event the term or provision cannot be so limited, this Agreement will be construed to omit the invalid or unenforceable term or provision. If it is determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Partnership or to any fee payable by the Partnership is invalid or unenforceable, this Agreement will be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under Applicable Law.

11.5. Waiver of Action for Partition. Each of the Partners irrevocably waive any right that it may have to maintain any action for partition with respect to any of the Partnership’s assets.

11.6. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

11.7. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.8. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, representations and warranties, both oral and written, among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DOMINION MIDSTREAM GP, LLC	DOMINION GAS PROJECTS COMPANY, LLC

By:	By:

Title:	Title:

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

DOMINION COVE POINT, LNG LP

Schedule A

Sharing Ratio

EXHIBIT B

Form of Registration Rights Agreement

(See attached)

Exhibit B

to Contribution Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [    ], 2014, by and between Dominion Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Dominion MLP Holding Company, LLC, a Delaware limited liability company (“MLP Holdco”).

WHEREAS, this Agreement is made in connection with the transactions contemplated by the Contribution Agreement by and among the Partnership, MLP Holdco, Cove Point GP Holding Company, LLC, Dominion Cove Point LNG, LP, Dominion Cove Point, Inc., Dominion Gas Projects Company, LLC and Dominion Midstream GP, LLC dated as of October 14, 2014 (the “Contribution Agreement”); and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of MLP Holdco pursuant to the Contribution Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated [    ], 2014, as amended from time to time (the “Partnership Agreement”). The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Commission” has the meaning given to such term in Section 1.02.

“Contribution Agreement” has the meaning given to such term in the recitals of this Agreement.

“Effectiveness Period” has the meaning given to such term in Section 2.01.

“Exchange Act” has the meaning given to such term in Section 2.07(a).

“General Partner” means, initially, MLP Holdco, as the sole holder of the Registrable Securities and, subsequent to any assignment of rights permitted pursuant to Section 2.09 of this Agreement, any such assignee.

“Holder” means the record holder of any Registrable Securities.

“Losses” has the meaning given to such term in Section 2.07(a).

“Managing Underwriter(s)” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

“MLP Holdco” has the meaning given to such term in the introductory paragraph.

“Notice” has the meaning given to such term in Section 2.01.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Person” means any individual, corporation, partnership, limited liability company, voluntary association, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Registrable Securities” means the (i) Common Units issued (or issuable) to MLP Holdco pursuant to the Contribution Agreement (including pursuant to the Deferred Issuance and Distribution); (ii) Subordinated Units; and (iii) Common Units issuable upon conversion of the Subordinated Units or the Combined Interests pursuant to the terms of the Partnership Agreement, which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” means all expenses (other than Selling Expenses) incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 and/or in connection with an Underwritten Offering pursuant to Section 2.02(a), and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” has the meaning given to such term in Section 1.02.

“Selling Expenses” means all underwriting fees, discounts and selling commissions applicable to the sale of Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Section 1.02. Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)); (c) 10 years after MLP Holdco ceases to be an Affiliate of the General Partner (including where the General Partner ceases to be the general partner of the Partnership); (d) if such Registrable Security is held by the Partnership or one of its subsidiaries; (e) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (f) if such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are assigned to the transferee and such transferee is not an Affiliate of the General Partner, at the time that is two years following the later of: (i) if the Registrable Security is a Subordinated Unit, the conversion of the Subordinated Units into Common Units and (ii) the transfer of such Registrable Security to such transferee.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration. Upon the written request (a “Notice”) by MLP Holdco or by any other Holder[s] owning at least ten percent (10%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), the Partnership shall file with the Commission, as soon as reasonably practicable, but in no event more than 90 days following the receipt of the Notice, a registration statement (each, a “Registration Statement”) under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Notice, be a registration statement under the Securities Act that provides for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”)). The Partnership shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form in all material respects with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There shall be no limit on the number of Registration Statements that may be required by the Holders hereunder.

Section 2.02. Underwritten Offerings.

(a) Request for Underwritten Offering. In the event that one or more Holders collectively elect to dispose of at least fifteen percent (15%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04) under a Registration Statement pursuant to an Underwritten Offering, the Partnership shall, upon written request by such Holders, retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering. The obligation of the Partnership to retain underwriters shall include entering into an underwriting agreement in customary form with the Managing Underwriter(s), which shall include customary indemnities in favor of, and taking all reasonable actions as are requested by, the Managing Underwriter(s) to expedite or facilitate the disposition of such Registrable Securities. The Partnership shall, upon request of the Holders, cause its management to participate in a roadshow or similar marketing effort on behalf of the Holders.

(b) Limitation on Underwritten Offerings. In no event shall the Partnership be required under Section 2.02(a) to participate in more than two Underwritten Offerings in any twelve-month period.

(c) General Procedures. In connection with any Underwritten Offering under this Agreement, the Holders of a majority of the Registrable Securities being sold in such Underwritten Offering shall be entitled, subject to the Partnership’s consent (which is not to be unreasonably withheld), to select the Managing Underwriter(s). In connection with any Underwritten Offering under this Agreement, each Selling Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations and warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to such Selling Holder’s obligations. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw from the Underwritten Offering by notice to the

Partnership and the Managing Underwriter(s); provided, however, that such withdrawal must be made at a time prior to the time of pricing of such Underwritten Offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses.

Section 2.03. Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the Partnership and its Partners because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under this Article II for a period of not more than three months, provided, that such right pursuant to this Section 2.03 may not be utilized more than twice in any twelve-month period.

Section 2.04. Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering and the Managing Underwriter(s) notifies the Partnership in writing that, in the sole judgment of such Managing Underwriter(s), inclusion of detailed information in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the

Managing Underwriter(s), shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Partnership and such other matters as such underwriters and Selling Holders may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(k) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of the Registrable Securities;

(m) provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such registration statement; and

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.05. Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement, or in an Underwritten Offering pursuant to Section 2.02(a), Registrable Securities of a Selling Holder who has failed to timely furnish such information that the Partnership determines, after consultation with counsel, is reasonably required in order for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06. Expenses. The Partnership will pay all reasonable Registration Expenses, including in the case of an Underwritten Offering, regardless of whether any sale is made in such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

Section 2.07. Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which such statement is made) contained in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or any Written Testing-the-Waters Communication, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in any Written Testing-the-Waters Communication, a Registration Statement, or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Written Testing-the-Waters Communication, a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, the indemnified party shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, unless otherwise available via EDGAR, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities with out registration.

Section 2.09. Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to a Holder by the Partnership under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities (or Subordinated Units prior to conversion); provided, however, that (a) unless such transferee or assignee is an Affiliate of MLP Holdco, each such transferee or assignee holds Registrable Securities (or Subordinated Units prior to conversion) representing at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee agrees to be bound by this Agreement.

Section 2.10. Restrictions on Public Sale by Holders of Registrable Securities. MLP Holdco and any other Holder(s) who, along with its Affiliates, holds at least five percent (5%) of the then-outstanding Registrable Securities (subject to adjustment pursuant to Section 3.04), agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.10 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.

ARTICLE III

MISCELLANEOUS

Section 3.01. Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to MLP Holdco:

Dominion MLP Holding Company, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: Treasurer

Facsimile: 804-819-2638

Electronic Mail: scott.hetzer@dom.com

(b) if to a transferee of MLP Holdco, to such Holder at the address provided pursuant to Section 2.09; and

(c) if to the Partnership:

Dominion Midstream Partners, LP

c/o Dominion Midstream GP, LLC

120 Tredegar Street

Richmond, Virginia 23220

Attention: General Counsel

Facsimile: 804-819-2202

Electronic Mail: mark.webb@dom.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03. Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.09 hereof.

Section 3.04. Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05. Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08. Governing Law. The laws of the State of Delaware shall govern this Agreement.

Section 3.09. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10. Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Partnership Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Partnership Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the Partnership Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11. Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12. No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13. Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15. Interpretation. All references to “Articles” and “Sections” shall be deemed to be references to Articles and Sections of this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

DOMINION MLP HOLDING COMPANY, LLC

By:
Name:
Title:

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC
Its:	General Partner

By:
Name:
Title:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

The determination of the number of Initial Preferred Interests, Additional Preferred Interests, and CP Holdings Preferred LP Interests shall be determined pursuant to the following formulae.

For purposes of the formulae:

A =	Public Offering Price for the Partnership’s Common Units in the Offering

B =	The Number of Sponsor Units Issued to MLP Holdco in the Offering

C =	The Fair Market Value of the Cove Point LNG Terminal owned by Cove Point as determined by the appraisal performed by Duff & Phelps

$1 =	Price of a Preferred LP Interest

D =	A x B, and represents the aggregate value of the Initial Preferred Interests and the Additional Preferred Interests

E =	The amount of net proceeds from the Offering contributed to Cove Point pursuant to Section 2.10(b)

Number of Initial Preferred Interests = (1% x C) ÷ $1

Number of Additional Preferred Interests = (D ÷ $1) – Number of Initial Preferred Interests

Number of CP Holdings Preferred LP Interests = E ÷ $1

Exhibit C

to Contribution Agreement